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Exhibit 99.1

TERMINATION AGREEMENT

This Termination Agreement (this ‘‘Agreement’’) is entered into as of June 1, 2006 (the ‘‘Effective Date’’) between Endurance Services Limited, an English company (the ‘‘Company’’), and Steven W. Carlsen (the ‘‘Executive’’).

WHEREAS, the Company and the Executive entered into the Employment Agreement, dated as of April 30, 2004 (the ‘‘Original Agreement’’) in order to assure continuation of Executive’s employment with the Company;

WHEREAS, the Executive’s employment with the Company is ending and the Company and the Executive wish to terminate the Original Agreement as of the date of this Agreement; and

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the Company and the Executive hereby agree as follows:

1.    Termination of Original Agreement.    The Executive and the Company agree that the Original Agreement is hereby terminated as of the date of this Agreement, and its constituent provisions shall have no further force or effect on or after the date of this Agreement.

2.    Indemnification.    With respect to any claim, loss, damage or expense (including attorneys’ fees) arising from the performance by the Executive of his duties as an officer or director of the Company prior to the date of this Agreement, the Executive shall be entitled to indemnification by the Company to the fullest extent permitted by law and to reimbursement under any directors’ and officers’ liability insurance of the Company that may be in effect from time to time.

3.    Notices.    All notices and other communications required or permitted hereunder shall be in writing and shall be deemed given when (a) delivered personally or by overnight courier to the following address of the other party hereto (or such other address for such party as shall be specified by notice given pursuant to this Section) or (b) sent by facsimile to the following facsimile number of the other party hereto (or such other facsimile number for such party as shall be specified by notice given pursuant to this Section), with the confirmatory copy delivered by overnight courier to the address of such party pursuant to this Section 14:

If to the Company, to:

Endurance Services Limited
333 Westchester Avenue
White Plains, NY 10604
Attention: Counsel

with a copy to:

Endurance Specialty Holdings Ltd.
Wellesley House
90 Pitts Bay Road
Pembroke HM 08, Bermuda
Attention: General Counsel
Facsimile: (441) 278-0401

If to the Executive, to:

Steven W. Carlsen
1 Shadowbrook Pkwy
Chappaqua, NY 10514
United States

4.    Severability.    Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under applicable law or rule in any

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jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement or the validity, legality or enforceability of such provision in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

5.    Entire Agreement.    This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements (including any employment agreements) or representations by or between the parties, written or oral, which may have related in any manner to the subject matter hereof.

6.    Successors and Assigns.    This Agreement shall be enforceable by the Executive and the Executive’s heirs, executors, administrators and legal representatives, and by the Company and its successors and assigns.

7.    Governing Law.    This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to principles of conflict of laws.

8.    Amendment and Waiver.    The provisions of this Agreement may be amended or waived only by the written agreement of the Company and the Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

9.    Counterparts.    This Agreement may be executed in two counterparts, each of which shall be deemed to be an original and both of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Endurance Services Limited
By: /s/ John L. O’Connor Name: John L. O’Connor Title: President and Chief Operating Officer
/s/ Steven W. Carlsen Steven W. Carlsen